Exhibit 23.1
Deloitte & Touche LLP 225 West Santa Clara Street Suite 660 San Jose, CA 95113-1728 USA Tel:+ 408 704 4000 Fax: +1 408 704 3083 www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-256761 on Form S-1 of our report dated May 15, 2021, relating to the financial statements of SentinelOne, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 26, 2021